Exhibit 99.1

DBG Announces $5.0 Million Private Placement Priced At-The-Market under Nasdaq Rules

AUSTIN, Texas, Aug. 31, 2023 /PRNewswire/ -- Digital Brands Group, Inc. ("DBG" or the “Company”) (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today announced that it has entered into definitive agreements for the issuance and sale of 513,875 shares of common stock (or pre-funded warrants in lieu thereof) together with accompanying common stock warrants at an offering price of $9.73 per share (or pre-funded warrant) and accompanying warrants, in a private placement priced at-the-market under Nasdaq rules. Each share of common stock (or common stock equivalent) is being offered in the offering together with a Series A warrant to purchase one share of common stock at an exercise price of $9.43 per share and a Series B warrant to purchase one share of common stock at an exercise price of $9.43 per share. The Series A warrants will be exercisable immediately and will expire five and one-half years from the date of issuance, and the Series B warrants will be exercisable immediately and will expire fifteen months from the date of issuance. The private placement is expected to close on or about September 6, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $5.0 million, before deducting the placement agent’s fees and other offering expenses payable by DBG. The Company intends to use the net proceeds from this offering for working capital purposes.

The securities offered in the private placement and described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act") and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements.

The Company also has agreed to amend certain existing warrants to purchase up to an aggregate of 196,542 shares of the Company’s common stock that were previously issued in December 2022 and January 2023 and have exercise prices ranging from $95.00 to $131.25 per share, effective upon the closing of the offering, such that the amended warrants will have a reduced exercise price of $9.43 per share and will expire five and one-half years from the date of closing of the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels., Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value ("LTV") while increasing new customer growth.

Forward-looking Statements

Certain statements contained in this press release constitute forward-looking statements, including, without limitation, the ability of the Company to consummation of the private placement, the satisfaction of the closing conditions of the private placement and the use of proceeds therefrom. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management's control. These statements involve risks and uncertainties that may cause the Company's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047